Exhibit 99.18

Unaudited condensed consolidated financial statements of Nextel and its subsidiaries included in Nextel’s quarterly report on Form 10-Q for the quarter ended June 30, 2005, filed on July 29, 2005

PART I — FINANCIAL INFORMATION.

Item 1.	Financial Statements — Unaudited.

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

As of March 31, 2005 and December 31, 2004

(in millions)

Unaudited

	2005	2004
ASSETS
Current assets
Cash and cash equivalents	$2,195	$1,479
Short-term investments	266	335
Accounts and notes receivable, less allowance for doubtful accounts of $61 and $64	1,444	1,452
Due from related parties	222	132
Handset and accessory inventory	318	322
Deferred tax assets	936	882
Prepaid expenses and other current assets	694	605

Total current assets	6,075	5,207
Investments	439	360
Property, plant and equipment, net of accumulated depreciation of $7,839 and $7,340	9,886	9,613
Intangible assets, net of accumulated amortization of $29 and $62	7,670	7,223
Other assets	322	341

	$24,392	$22,744

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$984	$986
Accrued expenses and other	1,427	1,304
Due to related parties	662	297
Current portion of long-term debt	—	22

Total current liabilities	3,073	2,609
Long-term debt	8,574	8,527
Deferred income taxes	1,861	1,781
Other liabilities	610	311

Total liabilities	14,118	13,228

Commitments and contingencies (note 6)
Zero coupon mandatorily redeemable convertible preferred stock	110	108
Stockholders’ equity
Common stock, class A, 1,099 and 1,088 shares issued; 1,093 and 1,088 shares outstanding	1	1
Common stock, class B, nonvoting convertible, 30 and 36 shares issued; 30 shares outstanding	—	—
Paid-in capital	12,705	12,610
Accumulated deficit	(2,768)	(3,363)
Treasury stock, at cost	(141)	(141)
Deferred compensation, net	(43)	(33)
Accumulated other comprehensive income	410	334

Total stockholders’ equity	10,164	9,408

	$24,392	$22,744

The accompanying notes, including note 5 “— Related Party Transactions,” are an integral part of these condensed consolidated financial statements.

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Income

For the Three Months Ended March 31, 2005 and 2004

(in millions, except per share amounts)

Unaudited

	2005	2004
Operating revenues
Service revenues	$3,256	$2,776
Handset and accessory revenues	352	327

	3,608	3,103

Operating expenses
Cost of service (exclusive of depreciation included below)	552	436
Cost of handset and accessory revenues	532	489
Selling, general and administrative	1,200	971
Depreciation	503	432
Amortization	4	11

	2,791	2,339

Operating income	817	764

Other (expense) income
Interest expense	(128)	(154)
Interest income	13	8
Loss on retirement of debt	(37)	(17)
Equity in earnings of unconsolidated affiliates, net	17	—
Realized gain on sale of investment	—	26
Other, net	2	1

	(133)	(136)

Income before income tax provision	684	628
Income tax provision	(89)	(33)

Net income	595	595
Mandatorily redeemable preferred stock dividends and accretion	(6)	(2)

Income available to common stockholders	$589	$593

Earnings per common share
Basic	$0.53	$0.54

Diluted	$0.52	$0.52

Weighted average number of common shares outstanding
Basic	1,121	1,106

Diluted	1,139	1,172
Comprehensive income, net of income tax
Unrealized gain on available-for-sale securities:
Net unrealized holding gains arising during the period	$76	$77
Reclassification adjustment for gain included in net income	—	(12)
Foreign currency translation adjustment	—	2

Other comprehensive income	76	67
Net income	595	595

Comprehensive income, net of income tax	$671	$662

The accompanying notes, including note 5 “— Related Party Transactions,” are an integral part of these condensed consolidated financial statements.

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

Condensed Consolidated Statement of Changes in Stockholders’ Equity

For the Three Months Ended March 31, 2005

(in millions)

Unaudited

	Class A Common Stock		Class B Common Stock		Paid-in Capital	Accumulated Deficit	Treasury Stock		Deferred Compensation	Accumulated Other Comprehensive Income		Total
										Unrealized Gain on Investments	Cumulative Translation Adjustment
	Shares	Amount	Shares	Amount			Shares	Amount
Balance, January 1, 2005	1,088	$1	30	$—	$12,610	$(3,363)	6	$(141)	$(33)	$337	$(3)	$9,408
Net income						595						595
Other comprehensive income										76		76
Common stock issued under equity plans and other	5	—			67							67
Deferred compensation					13				(10)			3
Release of valuation allowance attributable to stock options					21							21
Zero coupon mandatorily redeemable preferred stock dividends and accretion					(6)							(6)

Balance, March 31, 2005	1,093	$1	30	$—	$12,705	$(2,768)	6	$(141)	$(43)	$413	$(3)	$10,164

The accompanying notes, including note 5 “— Related Party Transactions,” are an integral part of these condensed consolidated financial statements.

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2005 and 2004

(in millions)

Unaudited

	2005	2004
Cash flows from operating activities
Net income	$595	$595
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of debt financing costs and accretion of senior notes	6	5
Provision for losses on accounts receivable	35	34
Amortization of deferred gain from sale of towers	(20)	(26)
Depreciation and amortization	507	443
Loss on retirement of debt	37	17
Equity in earnings of unconsolidated affiliates, net	(17)	—
Realized gain on investment	—	(26)
Net tax benefit from the release of valuation allowance	(178)	—
Deferred income tax provision	245	16
Other, net	11	4
Change in assets and liabilities, net of effects from acquisitions:
Accounts and notes receivable	(34)	(5)
Handset and accessory inventory	3	(87)
Prepaid expenses and other assets	(137)	(130)
Accounts payable, accrued expenses and other	152	404

Net cash provided by operating activities	1,205	1,244

Cash flows from investing activities
Capital expenditures	(619)	(684)
Purchases of short-term investments	(254)	(553)
Proceeds from maturities and sales of short-term investments	323	695
Payments for purchases of licenses, investments and other, net of cash acquired	(24)	(56)
Proceeds from sale of investments and other	—	77

Net cash used in investing activities	(574)	(521)

Cash flows from financing activities
Borrowings under long-term credit facility	2,200	—
Repayments under long-term credit facility	(2,178)	(48)
Proceeds from issuance of debt securities	—	494
Purchase and retirement of debt securities and mandatorily redeemable preferred stock	—	(191)
Proceeds from issuance of stock	68	68
Payment for capital lease buy-out	—	(156)
Repayments under capital lease and finance obligations	—	(9)
Preferred stock dividends and other	(5)	—

Net cash provided by financing activities	85	158

Net increase in cash and cash equivalents	716	881
Cash and cash equivalents, beginning of period	1,479	806

Cash and cash equivalents, end of period	$2,195	$1,687

The accompanying notes, including note 5 “— Related Party Transactions,” are an integral part of these condensed consolidated financial statements.

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

Unaudited

Note 1.	Basis of Presentation

Our unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission, or SEC and reflect all adjustments that are necessary for a fair presentation of the results for interim periods. All adjustments made were of a normal recurring nature, except as described in the notes below. You should not expect the results of operations for interim periods to be an indication of the results for a full year. You should read the condensed consolidated financial statements in conjunction with the consolidated financial statements and notes contained in our annual report on Form 10-K for the year ended December 31, 2004.

Earnings Per Common Share. Basic earnings per common share is calculated by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per common share adjusts basic earnings per common share for the effects of potentially dilutive common shares. Potentially dilutive common shares primarily include the dilutive effects of shares issuable under our equity plans computed using the treasury stock method, and the dilutive effects of shares issuable upon the conversion of our convertible senior notes and convertible preferred stock computed using the if-converted method.

	Three Months Ended March 31,
	2005	2004
	(in millions, except per share amounts)
Income available to common stockholders — basic	$589	$593
Interest expense and preferred stock accretion eliminated upon the assumed conversion of:
6% convertible senior notes due 2011	—	10
Zero coupon convertible preferred stock mandatorily redeemable 2013	—	2

Income available to common stockholders — diluted	$589	$605

Weighted average number of common shares outstanding — basic	1,121	1,106
Effect of dilutive securities:
Equity plans	18	35
6% convertible senior notes due 2011	—	26
Zero coupon convertible preferred stock mandatorily redeemable 2013	—	5

Weighted average number of common shares outstanding — diluted	1,139	1,172

Earnings per common share
Basic	$0.53	$0.54

Diluted	$0.52	$0.52

About 13 million shares issuable upon the assumed conversion of our convertible senior notes and convertible preferred stock could potentially dilute earnings per share in the future but were excluded from the calculation of diluted earnings per common share for the three months ended March 31, 2005 due to their antidilutive effects. Additionally, about 26 million shares issuable under our equity plans that could also potentially dilute earnings per share in the future were excluded from the calculation of diluted earnings per common share for the three months ended March 31, 2005 as the exercise prices exceeded the average market price of our class A common stock.

About 8 million shares issuable upon the assumed conversion of certain of our convertible senior notes could potentially dilute earnings per share in the future but were excluded from the calculation of diluted earnings per common share for the three months ended March 31, 2004 due to their antidilutive effects. Additionally, about 25 million shares issuable under our equity plans that could also potentially dilute earnings per share in the future were excluded from the calculation of diluted earnings per common share for the three months ended March 31, 2004 as the exercise prices exceeded the average market price of our class A common stock.

Stock-Based Compensation. We account for stock-based compensation for employees and non-employee members of our board of directors in accordance with Accounting Principles Board, or APB, Opinion No. 25, “Accounting for Stock Issued to Employees.” Under APB Opinion No. 25, compensation expense is recognized on a straight-line basis over the vesting period and is based on the intrinsic value on the measurement date, calculated as the difference between the fair value of the class A common stock and the relevant exercise price. We account for stock-based compensation for non-employees, who are not members of our board of directors, at fair value using a Black-Scholes option-pricing model in accordance with the provisions of Statement of Financial Accounting Standards, or SFAS, No. 123, “Accounting for Stock-Based Compensation” and other applicable accounting principles. We recorded stock-based compensation expense of $5 million for the three months ended March 31, 2005 and $1 million for the three months ended March 31, 2004.

We comply with the disclosure provisions of SFAS No. 123 and SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure.” Consistent with the provisions of SFAS No. 123 as amended, had compensation costs been determined based on the fair value of the awards granted since 1995, our income available to common stockholders and earnings per common share would have been as follows:

	Three Months Ended March 31,
	2005	2004
	(in millions, except per share amounts)
Income available to common stockholders, as reported	$589	$593
Stock-based compensation expense included in reported net income, net of income tax of $2 and $0	3	1
Stock-based compensation expense determined under fair value based method, net of income tax of $28 and $0	(44)	(55)

Income available to common stockholders, pro forma	$548	$539

Earnings per common share
As reported
Basic	$0.53	$0.54

Diluted	$0.52	$0.52

Pro forma
Basic	$0.49	$0.49

Diluted	$0.48	$0.47

Supplemental Cash Flow Information.

	Three Months Ended March 31,
	2005	2004
	(in millions)
Capital expenditures, including capitalized interest
Cash paid for capital expenditures	$619	$684
Changes in capital expenditures accrued, unpaid or financed	157	(144)

	$776	$540

Interest costs
Interest expense	$128	$154
Interest capitalized	2	3

	$130	$157

Cash paid for interest, net of amounts capitalized	$157	$169

Cash received for interest	$13	$6

Cash paid for income taxes	$27	$7

New Accounting Pronouncements. In September 2004, the Emerging Issues Task Force, or EITF, issued Topic D-108, “Use of the Direct Method to Value Intangible Assets.” In EITF Topic D-108, the SEC staff announced that companies must use the direct value method to determine the fair value of their intangible assets acquired in business combinations completed after September 29, 2004. The SEC staff also announced that companies that currently apply the residual value approach for valuing intangible assets with indefinite useful lives for purposes of impairment testing must use the direct value method by no later than the beginning of their first fiscal year after December 15, 2004. Under this new accounting guidance, we performed an impairment test to measure the fair value of our 800 and 900 megahertz, or MHz, and 2.5 gigahertz, or GHz, licenses in the first quarter 2005 using the direct value method and concluded that there was no impairment as the fair values of these intangible assets were greater than their carrying values. In October 2005, we will perform our annual impairment test of these Federal Communications Commission, or FCC, licenses and goodwill.

In December 2004, the Financial Accounting Standards Board, or FASB, issued SFAS No. 123R (revised 2004), “Share-Based Payment.” The statement is a revision of SFAS No. 123, and supercedes APB Opinion No. 25. The statement focuses primarily on accounting for transactions in which we obtain employee services in share-based payment transactions. This statement requires a public company to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award and contemplates a number of alternative transition methods for implementing the statement in the period in which it is adopted. In April 2005, the SEC delayed the effective date of this statement for most public companies. This statement is now effective for annual periods that begin after June 15, 2005. We are in the process of determining the amount of the impact that the adoption of SFAS No. 123R will have on our consolidated statements of operations in the reporting period in which it is adopted and for the periods following its adoption and the transition method we will use.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets,” to address the measurement of exchanges of nonmonetary assets. It eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in APB Opinion No. 29, “Accounting for Nonmonetary Transactions,” and replaces it with an exception for nonmonetary exchanges that do not have commercial substance. This statement specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement will be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. We have not yet determined the amount of the impact, if any, that the adoption of SFAS No. 153 will have on our consolidated statements of operations or consolidated balance sheets in the reporting period in which it is adopted or for the periods following its adoption.

Note 2.	Intangible Assets

		March 31, 2005			December 31, 2004
	Useful Lives	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
	(in millions)
Amortized intangible assets
Customer lists	3 years	$8	$8	$—	$40	$38	$2
Spectrum sharing and noncompete agreements and other	Up to 10 years	72	21	51	77	24	53

		80	29	51	117	62	55

Unamortized intangible assets
FCC licenses	Indefinite	7,591		7,591	7,140		7,140
Goodwill	Indefinite	28		28	28		28

		7,619		7,619	7,168		7,168

Total intangible assets		$7,699	$29	$7,670	$7,285	$62	$7,223

On February 7, 2005, we accepted the terms and conditions of the FCC’s Report and Order, which implemented a spectrum reconfiguration plan designed to eliminate interference with public safety operators in the 800 MHz band. Under the terms of the Report and Order, we surrendered our spectrum rights in the 700 MHz spectrum band and certain portions of our spectrum rights in the 800 MHz band, and received spectrum rights in the 1.9 GHz band and spectrum rights in a different part of the 800 MHz band and undertook to pay the costs incurred by us and third parties in connection with the reconfiguration plan. Based on the FCC’s determination of the values of the spectrum rights we received and relinquished, the minimum obligation incurred by us under the Report and Order will be $2,801 million. The Report and Order also provides that qualifying costs we incur as part of the reconfiguration plan, including costs to reconfigure our own infrastructure and spectrum positions, can be used to offset the minimum obligation of $2,801 million; however, we are obligated to pay the full amount of the costs relating to the reconfiguration plan, even if those costs exceed that amount.

The Report and Order requires us to complete the reconfiguration plan within a 36-month period. In addition, a financial reconciliation is required to be completed in 2008 at the end of the reconfiguration implementation at which time we would be required to make a payment to the United States Department of the Treasury to the extent that the value of the spectrum rights that we received exceeds the total of (i) the value of spectrum rights that we surrendered and (ii) the qualifying costs referred to above.

We have accounted for this transaction as a nonmonetary exchange in accordance with APB Opinion No. 29, “Accounting for Nonmonetary Transactions.” Accordingly, we have recorded the spectrum rights for the 1.9 GHz and the 800 MHz spectrum that we received under the Report and Order as FCC licenses at a value equal to the book value of the spectrum rights for the 800 MHz and 700 MHz spectrum that we surrendered under the Report and Order plus an amount equal to the portion (preliminarily estimated at $430 million) of the reconfiguration costs that represents our current estimate of amounts to be paid under the Report and Order that will not benefit our infrastructure or spectrum positions. We will account for all other costs incurred pursuant to the Report and Order that relate to our spectrum and infrastructure, when expended, either as fixed assets or as additions to the FCC license intangible asset, consistent with our accounting and capitalization policy. We have recorded no gain or loss as this transaction did not represent the culmination of an earnings process.

During the three months ended March 31, 2005, we also wrote-off $37 million of fully amortized customer lists and non-compete agreements. For intangible assets with finite lives, we recorded aggregate amortization expense of $4 million for the three months ended March 31, 2005 and $11 million for the three months ended March 31, 2004.

Note 3.	Long-Term Debt and Mandatorily Redeemable Preferred Stock

	December 31, 2004 Balance	Retirements	Borrowings, Debt-for-Debt Exchanges and Other	March 31, 2005
	(dollars in millions)
5.25% convertible senior notes due 2010	$607	$—	$—	$607
9.5% senior serial redeemable notes due 2011, including a deferred premium of $7 and $3	214		(126)	88
6.875% senior serial redeemable notes due 2013, including a deferred premium of $5 and $7 and net of an unamortized discount of $58 and $61	1,364	—	55	1,419
5.95% senior serial redeemable notes due 2014, including a deferred premium of $12 and $14 and net of unamortized discount of $59 and $64	1,046	—	74	1,120
7.375% senior serial redeemable notes due 2015, net of unamortized discount of $3 and $3	2,134	—	—	2,134
Bank credit facility	3,178	(2,178)	2,200	3,200
Other	6	—	—	6

Total long-term debt	8,549	$(2,178)	$2,203	8,574

Less current portion	(22)			—

	$8,527			$8,574

Zero coupon convertible preferred stock mandatorily redeemable 2013, no dividend; stated at accreted liquidation preference value at 9.25% compounded quarterly; 245,245 shares issued and outstanding	$108	$—	$2	$110

Senior Notes. During the three months ended March 31, 2005, we entered into several non-cash debt-for-debt exchange transactions with holders of our securities. As a result, we exchanged $122 million in principal amount of the 9.5% senior notes for a total of $133 million in principal amount of new senior notes. The new senior notes consist of $77 million in principal amount of 5.95% senior notes issued at a $7 million discount to their principal amount, and $56 million in principal amount of 6.875% senior notes issued at a $4 million discount to their principal amount. As a result, the $4 million of the deferred premium resulting from the settlement of a fair value hedge associated with the 9.5% senior notes is now associated with the 5.95% and 6.875% senior notes and will be recognized as an adjustment to interest expense over the remaining life of the 5.95% and 6.875% senior notes.

During the three months ended March 31, 2004, we made a cash tender offer for the outstanding principal amount of our 9.5% senior notes. As a result, we purchased and retired a total of $167 million in aggregate principal amount at maturity of our outstanding 9.5% senior notes in exchange for $191 million in cash. As part of these transactions, we recognized a $17 million loss in other (expense) income in the accompanying condensed consolidated statements of operations, representing the excess of the purchase price over the carrying value of the purchased and retired notes and the write-off of unamortized debt financing costs, net of the recognition of a portion of the deferred premium associated with the termination of some of our interest rate swaps.

Bank Credit Facility. In January 2005, we entered into a new $2,200 million secured term loan agreement, the proceeds of which were used to refinance the existing $2,178 million Term Loan E under our credit facility. The new loan provides for an initial interest rate equal to the London Interbank Offered Rate, or LIBOR, plus 75 basis points, reflecting a reduction of 150 basis points from the rate on the refinanced term loan. The interest rate on the new term loan automatically will adjust to the applicable rate of the existing $4,000 million revolving credit facility, currently LIBOR, plus 100 basis points, on December 31, 2005 or earlier, if the merger agreement between Nextel and Sprint Corporation is terminated. The new term loan matures on February 1, 2010, at which time we will be obligated to pay the principal of the new term loan in one installment, and is subject to the terms and conditions of our existing revolving credit facility, which remains unchanged, including provisions that allow the lenders to declare borrowings due immediately in the event of default. This transaction was accounted for as an extinguishment of debt in accordance with SFAS No. 140, “Accounting for the Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” Thus, we recognized a $37 million loss in other income (expense) in the accompanying condensed consolidated statements of operations, representing the write-off of unamortized debt financing costs associated with the old term loan.

In February 2005, we amended our credit facility to modify the facility’s definition of “change in control” to exclude our proposed merger with Sprint Corporation.

In March 2005, we obtained a $2,500 million letter of credit that was required under the terms of the Report and Order to provide assurance that funds will be available to pay the relocation costs of the incumbent users of the 800 MHz spectrum. The Report and Order provides for periodic reductions in the amount of the letter of credit, which would result in a corresponding increase in the amount of available revolving loan commitments.

Zero Coupon Convertible Preferred Stock. In March 2005, we commenced a consent solicitation with respect to our outstanding zero coupon convertible preferred stock due 2013 to effect certain proposed amendments to the terms of the preferred stock and to the related certificate of designation, primarily to provide incentives to holders of the preferred stock to convert their shares into shares of our class A common stock. We since have received consents from holders of all of the outstanding preferred stock and, pursuant to the terms of the consent solicitation, made a cash consent payment of $15.00 per share, or a total of $4 million, to those holders, which has been recorded as preferred stock dividends in the accompanying condensed consolidated statement of changes in stockholders’ equity. To be effective, the holders of our common stock must also approve the proposed amendments. Among other things, these amendments would (i) provide for a special dividend of $30.00 per share payable upon conversion of the preferred stock into shares of our class A common stock, (ii) change the notice period and accelerate the date on which the preferred stock may be redeemed by us from December 23, 2005 to April 30, 2005, and (iii) eliminate certain rights of the holders of the preferred stock.

In March 2005, we also made an offer to exchange any and all outstanding shares of the zero coupon convertible preferred stock due 2013 for an equal number of shares of our newly issued series B zero coupon convertible preferred stock due 2013, or series B preferred stock, the terms of which are substantially identical to the terms of the outstanding preferred stock after giving effect to the proposed amendments described above, including the right to receive the special dividend of $30.00 per share payable upon conversion and the acceleration of the date on which the preferred stock may be redeemed. The exchange offer was made to give all holders of preferred stock an opportunity to realize the benefits of the proposed amendments without having to wait for the amendments to be approved by the holders of our common stock. The exchange offer expired on March 31, 2005. Substantially all of the shares of outstanding zero coupon convertible preferred stock were properly tendered and not withdrawn as of the expiration date. We accepted all of the tendered shares for exchange in the exchange offer and in April 2005, we issued shares of our series B preferred stock in the exchange.

We may, from time to time, as we deem appropriate, enter into additional refinancing and similar transactions, including exchanges of our common stock or other securities for our debt and other long-term obligations, and redemption, repurchase or retirement transactions that in the aggregate may be material.

Note 4.	Income Taxes

We maintain a valuation allowance that includes reserves against certain of our deferred tax asset amounts in instances where we determine that it is more likely than not that a tax benefit will not be realized. Our valuation allowance has historically included reserves primarily for the benefit of net operating loss carryforwards, as well as for capital loss carryforwards, separate return net operating loss carryforwards and the tax benefit of stock option deductions relating to employee compensation. Prior to June 30, 2004, we had recorded a full reserve against the tax benefits relating to our net operating loss carryforwards because, at that time, we did not have a sufficient history of taxable income to conclude that it was more likely than not that we would be able to realize the tax benefits of the net operating loss carryforwards. Accordingly, we recorded in our income statement only a small provision for income taxes, as our net operating loss carryforwards resulting from losses generated in prior years offset virtually all of the taxes that we would have otherwise incurred. Based on our cumulative operating results through June 30, 2004, and an assessment of our expected future operations at that time, we concluded that it was more likely than not that we would be able to realize the tax benefits of our federal net operating loss carryforwards. Therefore, we decreased the valuation allowance attributable to our net operating loss carryforwards during the quarter ended June 30, 2004 and began recording an income tax provision based on applicable federal and state statutory rates.

Income tax provisions for interim periods are based on estimated effective annual tax rates. Income tax expense varies from federal statutory rates primarily because of state taxes. Additionally, we establish reserves when, despite our belief that our tax return positions are fully supportable, certain positions could be challenged and the positions may not be probable of being fully sustained. For the three months ended March 31, 2005, our income tax provision was $89 million consisting of an income tax provision of $267 million, based on the combined federal and state estimated statutory rate of 39%, and a net benefit of $178 million. The net benefit is derived from the release of the portion of valuation allowance attributable to the tax impact of recognized capital gains on completed transactions, including the transaction described in the Report and Order, and capital gains that are more likely than not to be recognized on anticipated transactions. The benefit was partially offset by an increase in our tax reserves of $46 million.

Note 5.	Related Party Transactions

We have a number of strategic and commercial relationships with third parties that have had a significant impact on our business, operations and financial results and have the potential to have such an impact in the future. Of these, we believe that our relationships with Motorola, Inc., Nextel Partners, Inc., and NII Holdings, Inc., all of which are related parties of ours for purposes of financial reporting, are the most significant.

We paid a total of $631 million during the three months ended March 31, 2005 and $708 million during the three months ended March 31, 2004 to these related parties, net of discounts and rebates, for infrastructure, handsets and related costs, net roaming charges and other costs. We received a total of $15 million during the three months ended March 31, 2005 and $16 million during the three months ended March 31, 2004 from these related parties for providing telecommunication switch, engineering and technology, marketing and administrative services. As of March 31, 2005, we had $222 million due from these related parties and $657 million due to these related parties. We also had a $193 million prepayment recorded in prepaid expenses and other current assets on our condensed consolidated balance sheet related to handset and network infrastructure to be provided by Motorola in the future. As of December 31, 2004, we had $132 million due from these related parties and $294 million due to these related parties.

As of March 31, 2005, we owned about 18% of the outstanding common stock of NII Holdings and about 32% of the outstanding common stock of Nextel Partners.

Note 6.	Commitments and Contingencies

In April 2001, a purported class action lawsuit was filed in the Circuit Court in Baltimore, Maryland by the Law Offices of Peter Angelos, and subsequently in other state courts in Pennsylvania, New York and Georgia by Mr. Angelos and other firms, alleging that wireless telephones pose a health risk to users of those telephones and that the defendants failed to disclose these risks. We, along with numerous other companies, were named as defendants in these cases. The cases, together with a similar case filed earlier in Louisiana state court, were ultimately transferred to federal court in Baltimore, Maryland. In March 2003, the court granted the defendants’ motions to dismiss. In April 2004, the United States Court of Appeals for the Fourth Circuit reversed that dismissal and reinstated the cases, and a motion for rehearing was denied.

A number of lawsuits have been filed against us in several state and federal courts around the United States, challenging the manner by which we recover the costs to us of federally mandated universal service, Telecommunications Relay Service payment requirements imposed by the FCC, and the costs (including costs to implement changes to our network) to comply with federal regulatory requirements to provide enhanced 911, or E911, telephone number pooling and telephone number portability. In general, these plaintiffs claim that our rate structure that breaks out and assesses federal program cost recovery fees on monthly customer bills is misleading and unlawful. The plaintiffs generally seek injunctive relief and damages on behalf of a class of customers, including a refund of amounts collected under these regulatory line item assessments. We have reached a preliminary settlement with the plaintiff, who represents a nationwide class of affected customers, in one of the lawsuits that challenged the manner by which we recover the costs to comply with federal regulatory requirements to provide E911, telephone number pooling and telephone number portability. The settlement has been approved by the court and affirmed by the United States Court of Appeals for the Seventh Circuit and, if not appealed successfully to the U.S. Supreme Court, would render moot a majority of these lawsuits, and would not have a material effect on our business or results of operations.

We are subject to other claims and legal actions that arise in the ordinary course of business. We do not believe that any of these other pending claims or legal actions will have a material effect on our business or results of operation.

On December 15, 2004, we entered into a definitive agreement for a merger of equals with Sprint. The merger agreement contains certain termination rights for both Sprint and us and further provides for the payment of a termination fee of $1,000 million upon termination of the merger agreement under specified circumstances involving an alternative transaction.

See note 2 for information regarding our obligations under the FCC’s Report and Order.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Nextel Communications, Inc.

Reston, Virginia

We have reviewed the accompanying condensed consolidated balance sheet of Nextel Communications, Inc. and subsidiaries (the “Company”) as of March 31, 2005, and the related condensed consolidated statements of operations and comprehensive income and cash flows for the three-month periods ended March 31, 2005 and 2004, and the condensed consolidated statement of changes in stockholders’ equity for the three-month period ended March 31, 2005. These interim financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such condensed consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Nextel Communications, Inc. and subsidiaries as of December 31, 2004, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year then ended (not presented herein); and in our report dated March 14, 2005, we expressed an unqualified opinion on those consolidated financial statements (such report includes an explanatory paragraph relating to the adoption of the provisions of Emerging Issues Task Force Issue No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables,” in 2003 and Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets,” in 2002). In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 2004 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

DELOITTE & TOUCHE LLP

McLean, Virginia

May 10, 2005